EXHIBIT 10.1

LEASE TERMINATION AGREEMENT

This Lease Termination Agreement (this "Agreement") is entered into as of the 9th day of September, 2021 (the “Effective Date”), by and between KILROY REALTY, L.P., a Delaware limited partnership (“Landlord”), and AMN HEALTHCARE, INC., a Nevada corporation (“Tenant”).

R E C I T A L S :

A.Landlord and Tenant entered into that certain Office Lease, dated April 2, 2002 (the “Office Lease”), as amended by that certain First Amendment to Office Lease dated as of May 31, 2002 (the “First Amendment”), as amended by that certain Second Amendment to Office Lease dated as of June 30, 2006 (the “Second Amendment”), and as amended by that certain Third Amendment to Office Lease dated as of June 30, 2014 (the “Third Amendment”) (the Office Lease, First Amendment, Second Amendment and Third Amendment are, collectively, the “Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord approximately 175,672 rentable (164,128 usable) square feet of space (the “Existing Premises”) consisting of all of the first (1st), second (2nd), third (3rd), fourth (4th) and fifth (5th) floors of that certain six (6) story building located at 12400 High Bluff Drive, San Diego, California 92130 (the “Building”), which Building contains a total of approximately 208,961 rentable (195,264 usable) square feet of space..

B.Tenant and Landlord desire to enter into this Agreement in order to terminate the Lease in two phases, with the first (1st) phase comprised of approximately 141,307 rentable square feet on the first (1st), second (2nd), third (3rd) and fourth (4th) floors of the Building (the “Phase 1 Premises”), and the second (2nd) phase comprised of approximately 34,365 rentable square feet on the fifth (5th) floor of the Building (the “Phase 2 Premises”), and to release one another from their respective obligations thereunder, except as otherwise provided herein.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the conditions and the covenants hereinafter contained, and for other consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows.

1.Effectiveness of this Lease Termination Agreement. Landlord and Tenant hereby acknowledge and agree that, notwithstanding the full execution and delivery of this Agreement by Landlord and Tenant, this Agreement is expressly conditioned (the "Condition Precedent") upon the full execution and delivery of a new lease agreement (the "Third-Party Lease") between Landlord and a third party (the "Third Party") for the Third Party’s lease of the Premises on or before October 31, 2021 (which date may be extended until November 30, 2021 upon written notice to Tenant by Landlord) (the “Condition Outside Date”). The terms and conditions of the Third-Party Lease shall be acceptable to Landlord in its sole and absolute discretion. In the event the Condition Precedent is not satisfied on or before the Condition

EXHIBIT 10.1
Outside Date (as the same may be extended) then this Agreement shall automatically terminate and be of no further force or effect, and the Lease shall continue unmodified and in full force and effect. Landlord shall have no liability whatsoever to Tenant relating to or arising from Landlord's failure to cause the Condition Precedent to be satisfied. The Lease shall remain unmodified and in full force and effect unless and until such time as the Condition Precedent is satisfied.

2. Phased Termination of the Lease. Landlord and Tenant hereby agree that conditioned upon the performance by the parties of the provisions of this Agreement, the Lease will terminate and be of no further force or effect as to (i) the Phase 1 Premises as of 11:59 P.M. on February 28, 2022 (the "Phase 1 Termination Date"), and (ii) the Phase 2 Premises as of 11:59 P.M. on December 31, 2024 (the "Phase 2 Termination Date"). The Phase 1 Termination Date and Phase 2 Termination Date shall each be a “Termination Date” and collectively are the “Termination Dates.” Effective as of the Effective Date of this Agreement, (i) Section 2.2 of the Office Lease (as amended by Section 3.2 of the Third Amendment) (Option to Extend) is hereby deleted in its entirety and of no further force or effect, (ii) Section 12 of the Third Amendment (Right of First Refusal) is hereby deleted in its entirety and of no further force or effect, and (iii) Section 20 of the Third Amendment (Permitted Holdover) is hereby deleted it its entirety and of no further force or effect. Accordingly, and notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant hereby acknowledge and agree that Tenant shall not have any further right to extend the Lease Term or any right of first offer, right of first refusal, or other expansion rights.

3. Ongoing Obligations for Phase 2 Premises. Effective as of the date immediately following the Phase 1 Termination Date, (i) the Phase 1 Premises shall no longer constitute a part of the Premises, and (ii) the "Premises" shall thereupon and thereafter consist solely of the Phase 2 Premises, and all of the terms and conditions of the Lease shall continue unmodified and in full force and effect only with respect to the Phase 2 Premises. In connection with the foregoing, (i) Tenant’s Share with respect to the Phase 2 Premises shall be 16.4457%, (ii) Tenant shall be entitled to 172 parking passes in connection with the Phase 2 Premises (35 of which may be used for a reserved parking space), and (iii) the Base Rent schedule with respect to the Phase 2 Premises shall be as set forth below:

Period During Extended Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Base Rent Rate per Rentable Square Foot
March 1, 2022 – December 31, 2022	$1,875,605.15	$156,300.43	$4.55
January 1, 2023 – December 31, 2023	$1,941,251.33	$161,770.94	$4.71
January 1, 2024 – December 31, 2024	$2,009,195.13	$167,432.93	$4.87
The amounts identified in the column entitled Monthly Base Rent Rate per Rentable Square Foot are rounded amounts and are provided for informational purposes only.

EXHIBIT 10.1
4.Surrender of Premises. Tenant hereby agrees to vacate the Phase 1 Premises and surrender and deliver exclusive possession of the Phase 1 Premises to Landlord on or before the Phase 1 Termination Date, and to vacate the Phase 2 Premises and surrender and deliver exclusive possession of the Phase 2 Premises to Landlord on or before the Phase 2 Termination Date, each in accordance with the provisions of the Lease and this Agreement. On or before the Phase 1 Termination Date, Tenant shall, at Tenant's sole cost and expense, remove or cause to be removed from the Phase 1 Premises any and all of Tenant's personal property, and such similar articles of any other persons claiming under Tenant, and deliver the Phase 1 Premises to Landlord in a broom-clean condition. Tenant shall be obligated to remove the building-top component of “Tenant’s Signage” (as that term is defined in Section 23.4 of the Office Lease) on or before August 31, 2022, in the manner required under the Lease. Similarly, on or before the Phase 2 Termination Date, Tenant shall, at Tenant's sole cost and expense, remove or cause to be removed from the Phase 2 Premises any and all of Tenant's personal property and such similar articles of any other person's claiming under Tenant, and deliver the Phase 2 Premises to Landlord in a broom-clean condition, and in addition Tenant shall be obligated to remove Tenant’s sign(s) on any monument sign(s) serving the Project installed as part of Tenant’s Signage on or before the Phase 2 Termination Date, in the manner required under the Lease. Tenant shall immediately repair at its own expense all damage to the Phase 1 Premises and Phase 2 Premises, and the Building, resulting from any such removal in the manner required under the Lease. If Tenant fails to timely complete such removal and/or repair any damage caused by such removal, Landlord may (but shall not be obligated to) take such action as is permitted to Landlord in the Lease. In the event Tenant fails to surrender the Phase 1 Premises and/or the Phase 2 Premises by the applicable Termination Dates, then the holdover provisions of the Lease, including, without, limitation, Article 16 of the Lease, shall apply.

5.Consideration to Landlord. In consideration for Landlord's execution of this Agreement, Tenant shall deliver to Landlord, promptly following the receipt by Tenant of confirmation from Landlord that the Third Party Lease has been executed and accordingly the Condition Precedent has been satisfied, the sum of Seventeen Million and No/100 Dollars ($17,000,000.00) (the "Termination Fee").

6.Release of Liability. Except as with respect to all obligations set forth in the Lease that survive the termination of the Lease (unless and to the extent any such obligations are modified or superseded by the express terms of this Agreement), including, without limitation, each party’s indemnity obligations, and except as provided in Sections 4, 6 and 7 hereof, and conditioned on the performance by the parties of the provisions of this Agreement, effective as of the Phase 1 Termination Date:

(a)Landlord and Tenant shall, be fully and unconditionally released and discharged from their respective obligations arising from or in connection with the provisions of the Lease, specifically including, without limitation, any right Tenant may have to audit or review Landlord’s books or records or to contest any “Operating Expenses,” as that term is defined in the Lease, billed to Tenant under the Lease, arising from or relating to the Phase 1 Premises; and
(b) this Agreement shall fully and finally settle all demands, charges, claims, accounts or causes of action of any nature, including, without limitation, both known and unknown claims and causes of action that may arise out of or in connection with the obligations of the parties under the Lease with regard to the Phase 1 Premises and arising or otherwise accruing after the Phase 1 Termination Date.

EXHIBIT 10.1

In addition, and conditioned on the performance by the parties of the provisions of this Agreement, effective as of the Phase 2 Termination Date:

(c)Landlord and Tenant shall, be fully and unconditionally released and discharged from their respective obligations arising from or in connection with the provisions of the Lease, specifically including, without limitation, any right Tenant may have to audit or review Landlord’s books or records or to contest any Operating Expenses billed to Tenant under the Lease, arising from or relating to the Phase 2 Premises; and

(d)this Agreement shall fully and finally settle all demands, charges, claims, accounts or causes of action of any nature, including, without limitation, both known and unknown claims and causes of action that may arise out of or in connection with the obligations of the parties under the Lease with regard to the Phase 2 Premises and arising or otherwise accruing after the Phase 2 Termination Date.

Each of the parties expressly waives the provisions of California Civil Code Section 1542, which provides:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY."

Each party acknowledges that it has received the advice of legal counsel with respect to the aforementioned waiver and understands the terms thereof.

7. Representations of Tenant. Tenant represents and warrants to Landlord that: (a) Tenant has not heretofore assigned or sublet all or any portion of its interest in the Lease; (b) as of the Phase 1 Termination Date and to Tenant’s knowledge, no person, firm or entity has any right, title or interest in the Phase 1 Premises and as of the Phase 2 Termination Date, no person, firm or entity will have any right, title or interest in the Phase 2 Premises; (c) Tenant has the full right, legal power and actual authority to enter into this Agreement and to terminate the Lease without the consent of any person, firm or entity; and (d) Tenant has the full right, legal power and actual authority to bind Tenant to the terms and conditions hereof. Tenant further represents and warrants to Landlord that as of the date hereof there are no, and as of the Phase 1 Termination Date there shall not be any, mechanic's liens or other liens encumbering all or any portion of the Phase 1 Premises by virtue of any act or omission on the part of Tenant, its predecessors, contractors, agents, employees, successors or assigns. In addition, Tenant further represents and warrants to Landlord that as of the Phase 2 Termination Date there shall not be any, mechanic's liens or other liens encumbering all or any portion of the Phase 2 Premises by virtue of any act or omission on the part of Tenant, its predecessors, contractors, agents, employees, successors or assigns. Notwithstanding the termination of the Lease and the release of liability provided for herein, the representations and warranties set forth in this Section 7 shall survive the Termination Dates and Tenant shall be liable to remove or otherwise resolve any such liens in accordance with the terms of the Lease.

EXHIBIT 10.1
8. Continuing Liability. Notwithstanding the termination of the Lease and the release of liability provided for herein, Tenant shall remain liable, as to the Phase 1 Premises, with respect to the period of its tenancy prior to the Phase 1 Termination Date, and, as to the Phase 2 Premises, with respect to the period of its tenancy prior to the Phase 2 Termination Date, for the performance of all of its obligations under the Lease (including, without limitation, Tenant's payment of Base Rent and Additional Rent, including the reconciliation of Tenant's Share of Direct Expenses) and Landlord shall have all the rights and remedies with respect to such obligations as set forth in the Lease.

9. CASp. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialists (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp designated by Landlord, subject to Landlord's reasonable rules and requirements; (b) Tenant, at its sole cost and expense, shall be responsible for making any improvements or repairs within the Existing Premises or the Remaining Premises to correct violations of construction-related accessibility standards; and (c) if Tenant in fact requests such CASp inspection and the results of such CASp inspection shall require any improvements or repairs to the Building or Project (outside the Existing Premises or the Remaining Premises, as applicable) to correct violations of construction-related accessibility standards, then Tenant shall reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such improvements or repairs.

10. Attorneys' Fees. Should any dispute arise between the parties hereto or their legal representatives, successors and assigns concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the party prevailing in such dispute shall be entitled, in addition to such other relief that may be granted, to recover reasonable attorneys' fees and legal costs in connection with such dispute.

11. Governing Law. This Agreement shall be governed and construed under the laws of the State of California.

12. Counterparts; Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement. The parties hereto consent and agree that this Agreement may be signed and/or transmitted by e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs

EXHIBIT 10.1
this Agreement using electronic signature technology, by clicking “SIGN”, such party is signing this Agreement electronically, and (2) the electronic signatures appearing on this Agreement shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

13. Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective legal representatives, successors and assigns.

14. Time of the Essence. Time is of the essence of this Agreement and the provisions contained herein.

15. Further Assurances. Landlord and Tenant hereby agree to execute such further documents or instruments as may be necessary or appropriate to carry out the intention of this Agreement.

16. Voluntary Agreement. The parties have read this Agreement and mutual release as contained herein, and on the advice of counsel they have freely and voluntarily entered into this Agreement.

[signatures contained on following page]

EXHIBIT 10.1
IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.

"LANDLORD":

KILROY REALTY, L.P.,
a Delaware limited partnership

By:    Kilroy Realty Corporation, a Maryland corporation

Its: General Partner

By: /s/ Nelson Ackerly

Name: Nelson Ackerly

Its: Senior Vice President, San Diego

By: /s/ Robert Paratte

Name: Robert Paratte

Its: EVP, Leasing and Business Development

"TENANT":

AMN HEALTHCARE, INC.,
a Nevada corporation

By: /s/ Chris Schwartz
Name: Chris Schwartz

Its: Controller

By: /s/ Denise Jackson
Name: Denise Jackson

Its: Chief Legal Officer

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